Exhibit 8.1

SUBSIDIARIES OF GLOBUS MARITIME LIMITED

Name	Jurisdiction of Incorporation	Name Under Which the Subsidiaries do Business
Globus Shipmanagement Corp.	Marshall Islands	Globus Shipmanagement Corp.
Devocean Maritime Ltd.	Marshall Islands	Devocean Maritime Ltd.
Domina Maritime Ltd.	Marshall Islands	Domina Maritime Ltd.
Dulac Maritime S.A.	Marshall Islands	Dulac Maritime S.A.
Artful Shipholding S.A.	Marshall Islands	Artful Shipholding S.A.
Longevity Maritime Limited	Malta	Longevity Maritime Limited
Serena Maritime Limited	Marshall Islands	Serena Maritime Limited
Talisman Maritime Limited	Marshall Islands	Talisman Maritime Limited
Daxos Maritime Limited	Marshall Islands	Daxos Maritime Limited
Argo Maritime Limited	Marshall Islands	Argo Maritime Limited
Salaminia Maritime Limited	Marshall Islands	Salaminia Maritime Limited
Paralus Shipholding S.A.	Marshall Islands	Paralus Shipholding S.A.
Calypso Shipholding S.A.	Marshall Islands	Calypso Shipholding S.A.
Olympia Shipholding S.A.	Marshall Islands	Olympia Shipholding S.A.